UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 24, 2011
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
401 North 31st Street, Billings, MT 59101

(Address of principal executive offices)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 24, 2011, First Interstate BancSystem, Inc. (the “Registrant”) held an annual meeting of its shareholders. The proposals voted upon at the annual meeting and the voting results for each proposal are as follows:
Proposal No. 1 — To elect as directors the nominees proposed by the board of directors of the Registrant, to three-year terms expiring in 2014, or until their respective successors have been elected and qualified.

Nominee	For	Against	Abstain	Broker non-votes
Steven J. Corning	106,022,508	71,923	5,674	3,220,455
Charles E. Hart	105,946,069	147,562	6,474	3,220,455
James W. Haugh	105,859,222	233,873	7,010	3,220,455
Charles M. Heyneman	103,617,847	463,588	2,018,670	3,220,455
Thomas W. Scott	105,627,818	467,993	4,294	3,220,455
Michael J. Sullivan	106,018,881	77,120	4,104	3,220,455
Martin A. White	104,026,205	76,766	1,997,134	3,220,455
Proposal No. 2 — To ratify the appointment of McGladrey & Pullen, LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstain	Broker non-votes
109,153,004	83,905	83,651	0
Proposal No. 3 — Advisory vote on executive compensation.

For	Against	Abstain	Broker non-votes
105,995,219	97,965	6,921	3,220,455
Proposal No. 4 — Advisory vote on the frequency of future advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstain	Broker non-votes
12,418,717	92,975,581	674,457	31,350	3,220,455

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 27, 2011

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer